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                                                                Exhibit 10.8

                              Employment Agreement

            This Agreement made as of the 12th day of November, 1999.

BETWEEN:
                        C Me Run Corp., (the "Company").
                                       AND
                         Warren Talbot (the "Employee").

Background:

A. The Company and the Employee wish to enter into an employment agreement on the following terms and conditions.

B. The Company has spent significant time, effort, and money to develop certain Confidential Information, which the Company considers vital to its business and goodwill.

C. The Confidential Information will necessarily be communicated to or acquired by Employee in the course of the Employee's employment with the Company, and the Company wishes to hire Employee only if, in doing so, it can protect the Confidential Information and goodwill.

D. The Company anticipates that certain Inventions will be conceived, developed, or reduced to practice by the Employee or by others with whom the Employee works during the course of the Employee's employment by the Company.

E. The Company wishes to hire the Employee only if, in doing so, it can provide for the disclosure, assignment, and protection of these Inventions as provided in this Agreement.

Definitions:

In this Agreement:

"Affiliate" means a company which directly or indirectly:
(a)   controls or is controlled by the Company; or
(b) is controlled by the same company that directly or indirectly controls the Company;

"Agreement" means this Employment Agreement between the Company and the Employee and includes any schedules that may be executed by the parties from time to time;

"Company" means, unless specifically noted otherwise, the Company and its Affiliates;

"Confidential Information" means all information, communicated in any form, received or acquired by the Employee during the course of or incidental to the Employee's employment with the Company, which in any way concerns or is related to the property, business, undertakings, or affairs of the Company or any Affiliate, including, but not limited to, customer lists, financial information, business information, technical data, or research.

Confidential Information does not include information that:

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(a)   becomes public through no action of the Employee; or
(b) is received from a third party lawfully in possession of the information and under no obligation to keep the information confidential; or
(c)   is required to be disclosed by a court of competent jurisdiction.

"Inventions" shall have the meaning as defined in section 5.1.

1. Appointment and Duties

1.1 The Company appoints Employee to the position of Project Manager and Interim CEO.

1.2 The Employee shall carry out the duties and assume the responsibilities set forth in the position description annexed hereto as Schedule A.

1.3 The Employee accepts employment with the Company and shall devote the Employee's best efforts and full-time attention to the performance of the Employee's duties. The Employee is subject to the direction of the Company, which shall retain full control of the means and methods by which the Employee performs the above services and of the place(s) at which all services are rendered. The Employee is expected to travel at reasonable dates and times and at the expense of the Company if necessary or advisable in order to meet the obligations of the position.

1.4 Except with the prior written consent of the Company, the Employee (while employed by the Company) shall not accept any other employment; or engage, directly or indirectly, in any other business, commercial, or professional activity (whether or not pursued for pecuniary advantage) that is or may be competitive with the Company or its Affiliates, that might create a conflict of interest with the Company, or that otherwise might interfere with the business of the Company, or any Affiliate. So that the Company may be aware of the extent of any other demands upon the Employee's time and attention, the Employee shall disclose in confidence to the Company the nature and scope of any other business activity in which he is or becomes engaged during the employment.

2. Salary and Vacation

2.1 The Employees' salary and compensation shall be as set out in Schedule A, commencing on November 15, 1999 (the "Commencement Date") and payable twice per month.

2.2 The Employee shall be entitled to three (3) weeks of vacation each year, with times and dates as mutually arranged.

3. Termination

3.1 The Employee may terminate employment under this contract anytime, with or without cause, by notifying the Company in writing. In accordance with applicable law, the Company shall pay the Employee all compensation then due and owing, after which all of the Company's and Employee's obligations (with the exception of those in sections 3.5, 4.1,4.2, 8.3 and Articles 5 and 7) under this Agreement shall cease.

3.2 At any time, the Company may terminate the Employee for any reason, with or without cause, and without prior notice. The Company shall pay the Employee all compensation then due and owing after which, all of the Company's and Employee's obligations (with the exception of those in sections 3.5, 4.1, 4.2, 8.3 and Articles 5 and 7) under this Agreement shall cease. The Company may discipline or demote the Employee with or without cause and with or without prior notice.

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3.3 To the extent permitted by law, the Company, in its sole discretion, may terminate the employment [in which case all of the Company's and Employee's obligations (with the exception of those in sections 3.5, 4.1, 4.2, 8.3 and Articles 5 and 7) under this Agreement shall cease after payment of all compensation due and owing] upon any formal action of the Company's management to terminate the Company's existence or otherwise wind up its affairs, to sell all or substantially all of its assets, or to merge with or into another entity.

3.4 All benefits to which the Employee is otherwise entitled shall cease upon the Employee's termination, unless explicitly continued either under this Agreement or under any specific written policy or benefit plan of the Company or applicable law.

3.5 The Employee agrees that during the term of this agreement and for a period of 1 year immediately following the termination of this Agreement:

      (a) within Canada or the United States, directly or indirectly, own manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business which is competitive with the Company or any of its Affiliates or any business which they plan to engage in, it being specifically recognized by the Employee that due to the nature of the internet and web related businesses of the Company and its Affiliates that such geographical restriction is reasonable and necessary to protect the Company and its Affiliates;

      (b) the Employee will not employ, attempt to employ or induce any executive or employee of the Company or any of its affiliates to leave the service of the Company or any Affiliate, nor will it employ, in any business competitive with the Company or its Affiliates, such executive or employee for a period of six (6) months following such executive or employee's employment with the Company;

      (c) the Employee agrees not to divert or attempt to divert (by solicitation or other means) the customers or prospective customers of the Company or its Affiliates who are or were customers or prospective customers of the Company at any time throughout the duration of this Agreement;

Should the Employee breach this covenant, in addition to other relief to which the Company may be entitled, the Employee agrees that the Company and/or its Affiliates shall, in addition to all other remedies, also be entitled to injunctive relief from a court of competent jurisdiction, enjoining the Employee, his or her agents, attorneys, and all others acting on his or her behalf from any further actions in breach of this Agreement.

3.6 The Employee agrees that all property, including, without limitation, all equipment, tangible Confidential Information, documents, books, records, reports, notes, contracts, lists, computer disks (and other computer-generated files and data), and copies thereof, created on any medium and furnished to, obtained by, or prepared by Employee in the course of or incidental to his employment, belongs to the Company or its Affiliates\ as the case may be and shall be returned promptly to the Company upon termination of Employment.

4. Confidential Information and Proprietary Rights

4.1 The Employee agrees not to disclose Confidential Information acquired by the Employee during the performance of the Employee's duties pursuant to this Agreement nor use such information for the benefit of any party other than the Company or its Affiliates. The Employee

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agrees and acknowledges that the disclosure of any Confidential Information to the competitors of the Company or its Affiliates or to the general public, or the use of the same by the Employee or any competitor of the Company or its Affiliates, would be highly detrimental to the interests of the Employer.

4.2 Following termination, the Employee shall neither, directly or indirectly, use nor disclose any Confidential Information except as expressly and specifically authorized in writing by the Company. The publication of any Confidential Information through literature or speeches must be approved in advance in writing by the Company.

4.3 The Employee further acknowledges that the right to maintain the Confidential Information, the right to preserve the goodwill of the Company and the right to the benefit of any relationships that develop between the Employee and the Company's Affiliates, clients, suppliers and employees of the Company by virtue of the Employee's employment with the Company constitute proprietary rights of the Company, which the Company is entitled to protect.

5. Inventions

5.1 The term "Invention(s)" includes any and all ideas, processes, trademarks, service marks, inventions, technology, computer hardware or software, original works of authorship, designs, logos, formulas, discoveries, patents, copyrights, products, and all improvements, know-how, rights, and claims related to the foregoing that are conceived, developed, or reduced to practice by Employee, alone or with others, during the Employee's employment.

5.2 The Employee agrees that any Inventions which are discovered, developed or become known to the Employee during the time of employment with the Company will become the property of the Company except those inventions that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information and that do not:

      (1) Relate at the time of conception or reduction to practice of the invention to the Company's or its Affiliate's business, or actual or demonstrably anticipated research or development of the Company; or

      (2) Result from any work performed by the Employee for the Company or its Affiliates.

5.3 The Employee shall disclose promptly to the Company the development of all Inventions and all relevant records of such Invention, which records and Inventions will remain the sole property of the Company.

5.4 The Employee agrees that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer hardware or software, original work of authorship, design, logo, formula, discovery, patent, copyright, product, and all improvements, know-how, rights, and claims related to the foregoing, that the Employee does not believe to be an Invention, but that is conceived, developed, or reduced to practice by the Employee (alone or with others) during the course of employment (or for 12 months after termination), shall be disclosed promptly to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if it is an Invention subject to this Agreement and shall advise the Employee within a reasonable period of time.

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5.5 The Employee agrees to, and hereby does, assign to the Company, the
Employee's entire right, title, and interest (throughout Canada and the world), free and clear of all liens and encumbrances, in and to each Invention, which shall be the sole property of the Company, whether or not patentable.

5.6 In the event any Invention is deemed by the Company to be patentable or otherwise registrable, the Employee shall assist the Company (at its expense) in obtaining letters patent or other applicable registrations thereon and shall execute all documents and do all other things necessary or proper thereto (including testifying at the Company's expense) and to vest the Company, or any entity or person specified by the Company, with full and perfect title to or interest in the invention.

5.7 The Employee shall also take any reasonable action requested by the Company necessary or advisable in connection with any continuations, renewals, or reissues thereof or in any related proceedings or litigation regarding the Inventions.

5.8 Should the Company be unable to secure the Employee's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, whether due to Employee's mental or physical incapacity or any other cause, the Employee irrevocably designates and appoints the Company and each of its duly authorized officers and agents as the Employee's agent and attorney-in-fact, to act for and in Employee's behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed, delivered, and/or done by the Employee.

5.9 The Employee represents that there are no Inventions that the Employee desires to exclude from the operation of this Agreement. To the best of the Employee's knowledge, there is no existing contract in conflict with this Agreement and there is no contract to assign any Invention that is now in existence between the Employee and any other person or entity.

5.10 Because of the difficulty of establishing when any Invention is first conceived or developed by the Employee, or whether it results from access to Confidential Information or the Company's equipment, supplies, facilities, or data, the Employee agrees that any intellectual property shall be presumed to be an Invention, if reduced to practice by Employee or with the aid of the Employee during the course of the employment or within one (1) year after termination of employment unless the Employee has followed the procedure in Section 5.4.

5.11 The Employee can rebut the above presumption if the Employee proves that the Invention was developed entirely on Employee's own time without using the Company's equipment, supplies, facilities, or trade secret information; was not conceived or reduced to practice during employment, or, if conceived or reduced to practice during this period, did not, at the time of conception or reduction to practice, relate to the Company's business or actual or demonstrably anticipated research or development; and did not result from any work performed by the Employee for the Company or its Affiliates.

6. Acknowledgment

6.1 The Employee acknowledges that the Employee has had the opportunity to read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely and voluntarily and based on the Employee's own judgment and not on any representations or


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promises other than those contained in this Agreement. The Employee acknowledges that the Employee has had ample time to read, and has read this Agreement. The Employee acknowledges that the Company has advised the Employee to obtain independent legal advice with respect to this agreement. The Employee further acknowledge that the Employee has had an adequate opportunity to be advised by legal advisors of his or her own choosing.

7. Arbitration and Waiver of Jury Trial

7.1 Any and all disputes which may arise from or relate to this Agreement or the employment of Employee or the termination of such employment shall be subject to final and binding arbitration to be held in the city where the Employee was based when the Agreement was signed. All such disputes shall be arbitrated under the auspices and rules of the American Arbitration Association pursuant to its Expedited Labor Arbitration Rules in effect at the time the claim or dispute arises. There shall be one arbitrator, who shall be a retired superior court or federal court judge. The arbitrator shall have the authority only to enforce the legal and contractual rights of the parties and shall not add to, modify, disregard or refuse to enforce any contractual provision. The arbitrator shall have no right, power or jurisdiction to award Employee any punitive or exemplary damages of any kind. EMPLOYEE AND THE COMPANY RECOGNIZE AND AGREE THAT BY ENTERING INTO THIS AGREEMENT, THEY ARE WAIVING ANY AND ALL RIGHTS TO A TRIAL BY JURY. Notwithstanding any of the foregoing, this provision for arbitration shall not prevent the parties, or any of them, from seeking injunctive relief for violation of the provisions hereof. The prevailing party in any arbitration or in any action or proceeding involving injunctive relief shall be entitled to recover his/her or its reasonable attorneys' fees and costs.

8 General

8.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

8.2 The Employee agrees and acknowledges that the time and geographic limitations in this Agreement are reasonable and are properly required for the adequate protection of the business interests of the Company and its Affiliates particularly with respect to any internet business. In the event that any limits in this Agreement with respect to capacities, activities, time periods or geographic areas are found to be unreasonable by a court of competent jurisdiction, then the said court may set, and the Employee agrees to be bound by, reduced limits with respect to capacities, activities, time periods or geographic areas as the said court deems to be reasonable.

8.3 All of the clauses in this Agreement are distinct and severable and if any clause shall be held to be illegal or void, it shall not affect the validity or legality of the remaining clauses of this Agreement.

8.4 This Agreement is fully assignable by the Company to any Affiliate or successor of the Company, including any purchaser of the whole or any part of the assets or controlling interest in the Company, without requiring the consent of the Employee and shall enure to the benefit of the assignee or other legal successor to its interest herein.

8.5 This Agreement contains the entire Agreement between the parties with respect to the matters herein and supercedes all agreements, verbal representations or warranties made by any of the parties prior to the date hereof with respect to the matters herein.

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8.6 The terms and conditions of this Agreement shall remain in effect throughout the Employee's employment with the Company unless modified or superseded by agreement in writing signed by each of the parties. The terms and covenants in this Agreement, which by the nature of their operation must necessarily survive the termination of this Agreement, shall be deemed to survive.

The parties have duly executed this Agreement as of the date above first written

C Me Run Corp.                               Employee


Per: /s/ [ILLEGIBLE]                         /s/ Warren Talbot
     ---------------                         -----------------
                                             Warren Talbot
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                                   Schedule A

1.    The Employee's duties and responsibilities are:

a) To act as Project Manager and Interim CEO until such time as the Company is able to find a replacement CEO. The Employee agrees that the replacement of him as CEO will not constitute a constructive dismissal of the Employee. At such time Employee will be appointed as Vice-President - business Development. Employee, as CEO, shall oversee all set-up of the Company including hiring of employees, obtaining lease space and set-up of a working office including all internal network and network resources. As Project Manager, Employee will manage of all relationships with outside contractors on project work and work with advisors to develop a business plan and alliances for the Company. As Vice-President - Business Development, Employee will develop and manage relationships with content providers, hardware providers and complementary service providers. Employee will be responsible for negotiating with all such parties and acting as key contact with them.

b)    To contribute to the overall growth and success of the organization.

c) To perform such duties as may be assigned from time to time by the Company or by those charged by the Company to instruct the Employee.

2.    The Employee's compensation is:

a) a base salary of One Hundred Thousand DOLLARS (US$100,000) per annum;

b) Certain employee health benefits may be provided to the Employee in the event that the Company establishes health benefit plans. At the current time, none exist. In the event that a plan is set up, Company reserves the right to change the carrier and the plan to provide the most cost-effective benefits package available.

c) Eligibility for participation in stock option plan of the Company once it has become a public entity. The number of options granted shall be at the discretion of the directors of the Company. Such options will vest over time served with the Company. In the event of a termination of employment, voluntary or involuntary, for any reason whatsoever, any of the Employee's stock options in the Company which have vested shall not be affected by the termination; however, an unvested options would terminate.

d) As founder of the Company, a grant, at nominal consideration, of 350,000 common shares of the Company or a corporation affiliated with the Company which will, after any reorganization or acquisition, leave the Employee holding such shares directly in any public company which merges with the Company. The share certificates shall be held by an escrow agent for a period of two years. Half of the shares will be released to the Employee upon completion of the Employee's first year of employment with the Company and the balance at the completion of the second year. In the event the Employee's employment is terminated, voluntarily or involuntarily for any reason, any shares in escrow at such time shall be cancelled by the Company without any payment to the Employee.

The terms and conditions of this Schedule A to the Agreement shall remain in effect throughout the Employee's employment with the Company unless modified or superseded by agreement in writing signed by each of the parties.